Exhibit 10.26

NEW EMPLOYEES- initial grant

NOTICE OF GRANT OF STOCK OPTION

BIOLASE TECHNOLOGY, INC.

2002 STOCK INCENTIVE PLAN

Discretionary Option Grant Program

Notice is hereby given of the following grant (the “Option”) to purchase shares of the Common Stock of the Corporation:

Optionee		Employee ID#

Type of option	Non-Statutory X	Incentive
Grant date
Vesting Commencement Date	Same as grant date
Expiration Date	Ten years from grant date
Number of Option Shares
Exercise Price per Share

BioLase Technology, Inc. By
Title	CEO
Optionee Signature
Address

Exercise schedule: This Option shall become exercisable for one-third of the Option Shares upon Optionee’s completion of one year of Service measured from the Vesting Commencement Date. The Option shall become exercisable for the balance of the Option Shares in a series of eight successive three-month equal installments upon Optionee’s completion of each additional three months of Service over the twenty-four month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Terms and conditions: Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the BioLase Technology, Inc. 2002 Stock Incentive Plan (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee acknowledges that the right to exercise the options expires 90 days after termination of employment. Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request to the Corporate Secretary at the Corporation’s principal offices.

Prior Agreements. This Notice and Stock Option Agreement constitute the entire agreement and understanding of the Corporation and Grantee with respect to the terms of the Option and supersede all prior and contemporaneous written or verbal agreements and understandings between Optionee and the Corporation relating to such subject matter. Any and all prior agreements, understandings or representations relating to the Option are terminated and cancelled in their entirety and are of no further force or effect.

No Right to Continued Service. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent of Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

ATTACHMENTS

Exhibit A – Stock Option Agreement

Exhibit B – Prospectus

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Discretionary Option Grant Program

BIOLASE TECHNOLOGY, INC.

2002 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-Employee members of the Board (or the board of directors of any Parent or Subsidiary) and independent contractors who provide Services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

Now, Therefore, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase no more than the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This option shall expire on the Expiration Date, unless sooner terminated in accordance with this Agreement.

3. Limited Transferability. Except as otherwise provided in this Paragraph 3, this option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of Optionee’s family members (as such term is defined in the instructions to Form S-8), or to Optionee’s former spouse through a gift or domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4. Dates of Exercise. This option shall become exercisable for the Option Shares as specified in the Grant Notice. If this option is exercisable in installments, then as this option becomes exercisable for such installments, those installments shall accumulate, and this option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of this option pursuant to this Agreement.

5. Cessation of Service.

(a) Immediately upon Optionee’s cessation of Service for any reason while this option is outstanding, this option shall terminate with respect to any Option Shares for which this option is not otherwise exercisable.

(b) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in any Misconduct while this option is outstanding, then this option shall terminate immediately with respect to all Option Shares.

(c) Should Optionee’s Service cease for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall be exercisable for the number of Option Shares for which this option was vested and exercisable at the time Optionee’s Service ceased and shall remain outstanding and exercisable until the earlier of (i) the Close of Business on the three month anniversary of the date Optionee’s Service ceased or (ii) the Expiration Date; provided, however, that if Optionee terminates Service voluntarily and does not give the Corporation at least (A) 30 days notice if Optionee is a manager or (B) 14 days notice if the Optionee is not a manager, then this option shall terminate immediately upon cessation of Service with respect to all Option Shares.

(d) Should Optionee’s Service cease due to death or permanent disability while this option is outstanding, then this option shall be exercisable for the number of Option Shares for which this option was exercisable at the time Optionee’s Service ceased and shall remain outstanding and exercisable until the earlier of (i) the Close of Business on the twelve month anniversary of the date Optionee’s Service ceased or (ii) the Expiration Date.

(e) Upon the expiration of such limited post-Service exercise period or (if earlier) upon the Expiration Date, this option shall terminate with respect to all Option Shares for which this option is exercisable.

6. Change in Control.

(a) Immediately prior to the effective date of a Change in Control, this option shall vest and become exercisable for all of the Option Shares and may be exercised for any or all of those Option Shares. However, this option shall not vest and become exercisable on an accelerated basis if and to the extent: (i) this option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread no later than the time this option would have vested and become exercisable for those shares.

(b) Immediately following the consummation of the Change in Control, this option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(c) If this option is assumed or otherwise continued in effect in connection with a Change in Control, then this option shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had this option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7. Other Transactions. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (a) the number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised this option, paid the Exercise Price and become the holder of record of the purchased Option Shares.

9. Manner of Exercising Option.

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons permitted to exercise this option) must take the following actions:

(i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which this option is exercised;

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation;

(B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14;

(C) shares of Common Stock (1) held by Optionee (or any other person or persons permitted to exercise this option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and (2) valued at Fair Market Value on the Exercise Date; or

(D) to the extent this option is exercised for vested shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons permitted to exercise this option) shall concurrently provide irrevocable instructions (1) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (2) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise.

(iii) Furnish to the Corporation appropriate documentation that the person or persons exercising this option (if other than Optionee) have the right to exercise this option.

(iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

10. No Right to Continued Service. Nothing in the Grant Notice, this Agreement or the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

11. Compliance with Laws and Regulations.

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any applicable stock exchange or quotation system on which the Common Stock may be traded at the time of such exercise and issuance. This option cannot be exercised if doing so would violate the Corporation’s internal policies, including, but not limited to, its insider trading policy.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s permitted assigns, the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement or has agreed in writing to join herein and be bound by the terms hereof.

13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice or at such other address as Optionee may designate by ten days advance written notice to the Corporation. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.

14. Financing. Provided that Optionee is not an executive officer or director of the Corporation, the Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares (to the extent such Exercise Price is in excess of the par value of those shares) by delivering a full-recourse, interest bearing promissory note secured by those Option Shares. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

15. Entire Agreement. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall prevail. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in this option.

16. Amendments. This Agreement may only be amended in an instrument executed by both parties. Approval of the Plan Administrator is required for all material amendments to this Agreement.

17. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to that State’s choice-of-law or conflict-of-law rules.

18. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective Grant Date or Grant Dates) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should such $100,000 limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which such acceleration occurs does not, when added to the aggregate value (determined as of the respective Grant Date or Grant Dates) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should the applicable $100,000 limitation be exceeded in the calendar year of such acceleration, this option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be first applied to the option granted second.

(e) Optionee shall promptly notify the Corporation if Optionee sells or transfers the Option Shares prior to the second anniversary of the Grant Date and the first anniversary of the Exercise Date.

Exhibit I

Notice of Exercise

I hereby notify BioLase Technology, Inc. (the “Corporation”) that I elect to purchase                      shares of the Corporation’s common stock (the “Purchased Shares”) at the option exercise price of $              per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the BioLase Technology, Inc. 2002 Stock Incentive Plan on                         ,             .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option. In addition, I shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

                    ,

Date

_________________________________________ Optionee

Address: _________________________________

Print name in exact manner it is to appear on the stock certificate:	_________________________________________

Address to which certificate is to be sent, if different from address above:	_________________________________________

_________________________________________

Social Security Number:	_________________________________________

Appendix

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

D. Close of Business shall mean the close of business at the Corporation’s headquarters.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporation shall mean BioLase Technology, Inc., a Delaware corporation, or the successor to all or substantially all of the assets or voting stock of BioLase Technology, Inc. that assumes this option.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J. Exercise Date shall mean the date on which this option shall have been exercised in accordance with this Agreement.

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K. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

L. Expiration Date shall mean the Close of Business on the date on which this option expires as specified in the Grant Notice.

M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate but shall be determined without regard to any restrictions other than a restriction which, by its term, will never lapse.

(iv) For purposes of same day sales, the Fair Market Value shall be deemed to be the amount per share for which the shares of Common Stock were sold.

N. Grant Date shall mean the date of grant of this option as specified in the Grant Notice.

O. Grant Notice shall mean the Notice of Grant of Stock Option accompanying this Agreement.

P. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

Q. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other

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intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement to constitute grounds for termination for Misconduct.

R. Non-Statutory Option shall mean an option that does not qualify as an Incentive Option.

S. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

T. Option Shares shall mean the shares of Common Stock subject to this option.

U. Optionee shall mean the person to whom this option is granted as specified in the Grant Notice.

V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more.

X. Plan shall mean the BioLase Technology, Inc. 2002 Stock Incentive Plan.

Y. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Z. Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a member of the board of directors or an independent contractor.

AA. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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